                                                                    EXHIBIT 10.9

                        LICENSE AND SERVICES AGREEMENT

                                    BETWEEN


                            CITYSEARCH INCORPORATED

                                      AND

                             1217554 ONTARIO INC.

                                  MADE AS OF

                               FEBRUARY 17, 1997

--------------------
[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS

                         ARTICLE ONE - INTERPRETATION
                         ----------------------------
1.01  Definitions...................................................   2
1.02  Headings......................................................   6
1.03  Extended Meanings.............................................   6
1.04  Accounting Principles.........................................   6
1.05  Currency......................................................   6
1.06  Schedules.....................................................   7

                  ARTICLE TWO - LICENSE TO CITYSEARCH SYSTEMS
                  -------------------------------------------

2.01  License to CitySearch Systems.................................   7
2.02  License to CitySearch Documentation...........................   8

                            ARTICLE THREE - SERVICES
                            ------------------------

3.01  Delivery of Materials.........................................   8
3.02  Training Service..............................................   8
3.03  Consulting Service............................................   8
3.04  Customization Service.........................................   8
3.05  Responsibilities of Licensee..................................   9

                        ARTICLE FOUR - FEES AND EXPENSES
                        --------------------------------

4.01  License.......................................................  10
4.02  Initial Service Fee...........................................  10
4.03  Additional Service Fees.......................................  11
4.04  Invoicing.....................................................  11
4.05  Expenses......................................................  11
4.06  Taxes.........................................................  11
4.07  Disputed Payments.............................................  12

                  ARTICLE FIVE - INTELLECTUAL PROPERTY RIGHTS
                  -------------------------------------------

5.01  Ownership of CitySearch Systems...............................  12
5.02  Ownership of Content..........................................  12
5.03  Ownership of Work Product.....................................  13
5.04  Disclosure of Licensee Improvements...........................  14
5.05  Disclosure of Licensor Improvements...........................  14
5.06  Source Codes..................................................  14

                ARTICLE SIX - TRADE-MARKS AND QUALITY STANDARDS
                -----------------------------------------------
6.01  Grant of License to Trade-Marks..............................   17
6.02  Ownership of Trade-Marks.....................................   17
6.03  Restrictions on Use of the Trade-Marks.......................   17
6.04  Quality Standards............................................   17

                      ARTICLE SEVEN - PROPRIETARY RIGHTS
                         AND CONFIDENTIAL INFORMATION
                         ----------------------------

7.01  Duty of Confidence...........................................   19
7.02  Protection of Proprietary Rights.............................   20
7.03  Inspection by Licensor.......................................   20
7.04  Third Party Information......................................   21
7.05  Loss of Confidential Information.............................   21
7.06  Enforcement of Confidentiality Obligation....................   21

                         ARTICLE EIGHT - INFRINGEMENT
                         ----------------------------

8.01  Prosecution of Infringement Claims...........................   21
8.02  Licensor's Defence of Infringement Claims....................   22
8.03  Licensee's Defence of Infringement Claims....................   23

                   ARTICLE NINE - WARRANTIES AND DISCLAIMERS
                   -----------------------------------------

9.01  Warranty.....................................................   24
9.02  Electronic Access............................................   25
9.03  Disclaimer of Warranty.......................................   25
9.04  Limit of Liability...........................................   25
9.05  Limitation Period............................................   27
9.06  California Franchise Disclaimer..............................   27

                      ARTICLE TEN - TERM AND TERMINATION
                      ----------------------------------

10.01 Term........................................................    27
10.02 Termination.................................................    27
10.03 Effect of Termination by Licensor...........................    28
10.04 Return of Intellectual Property.............................    28
10.05 Survival....................................................    29


10.06  Sale of Partnership Interest................................   30

                            ARTICLE ELEVEN - GENERAL
                            ------------------------

11.01  Further Assurances..........................................   31
11.02  Public Announcements........................................   31
11.03  Dispute Resolution..........................................   32
11.04  Entire Agreement............................................   32
11.05  Force Majeure...............................................   32
11.06  Amendment and Waiver........................................   32
11.07  Assignment..................................................   33
11.08  Notices.....................................................   33
11.09  Governing Law...............................................   34

                         LICENSE AND SERVICES AGREEMENT
                         ------------------------------


          THIS AGREEMENT made as of February 17, 1997;


B E T W E E N:

          CITYSEARCH INCORPORATED, a corporation incorporated under the laws of Delaware (hereinafter referred to as "Licensor")

                                                              OF THE FIRST PART.

                                    - and -


          1217554 ONTARIO INC., a corporation incorporated under the laws of Ontario (hereinafter referred to as "Licensee"),

                                                             OF THE SECOND PART.


          WHEREAS Licensor is engaged in the business of providing CitySearch Information Services (as defined below) in the United States and elsewhere;

          AND WHEREAS Toronto Star CitySearch (the "Partnership") a general partnership between Metroland Printing, Publishing & Distributing Ltd. ("Metroland"), a subsidiary of Torstar Corporation and Licensee has been formed to carry on a CitySearch Information Service in the Exclusive Territory (as defined below);

          AND WHEREAS Licensee is a wholly-owned subsidiary of Licensor and has requested Licensor to grant to it the License and to provide it with the Services to enable the Partnership to establish and operate a CitySearch Information Service in the Exclusive Territory;

          AND WHEREAS Licensee intends to assign this Agreement to the Partnership as part of its capital contribution towards the Partnership and Licensor is prepared to agree to such assignment, upon and subject to the terms and conditions of this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the issuance to Licensor of fifty (50) common shares of Licensee and the premises and the covenants and agreements herein contained, the parties hereto agree as follows;

                        ARTICLE ONE - INTERPRETATION
                        ----------------------------

  1.01    DEFINITIONS
          -----------

          In this Agreement

          (a)  "Access Event" has the meaning ascribed to it in Section 5.06(a).

          (b) "Additional Service Fees" shall have the meaning ascribed to it in Section 4.03.

          (c) "Affiliate" means an affiliate of a party as determined by the provisions of the Business Corporations Act (Ontario) as now enacted or as the same may be from time to time amended, re-enacted or replaced.

          (d) "Agreement" means this agreement, the schedules hereto annexed and all amendments made hereto by written agreement between the parties hereto.

          (e) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Ontario or California.

          (f) "CitySearch Business Systems" means the methods of operation procedures and standards to implement, maintain, market and advertise a CitySearch Information Service, described in Schedule B and all Licensor Improvements thereto.

          (g) "CitySearch Documentation" means documentation, however recorded, which forms part of and which describes the CitySearch Business Systems and CitySearch Technology Systems and which are provided by Licensor to Licensee hereunder. For the avoidance of doubt the term "CitySearch Documentation" does not include any of the Licensed Programs.

          (h) "CitySearch Information Service" means an online service of providing Content related to restaurants, entertainment, retail establishments, community events and other services pertaining to a particular city or geographic region which uses the CitySearch Systems.

           (i) "CitySearch Systems" means the CitySearch Technology Systems. CitySearch Business Systems, and related CitySearch Documentation.

          (j) "CitySearch Technology Systems" means the proprietary software and tools described in Schedule A and database structures text and artwork formats, computer and human interfaces, databases and other Intellectual Property related thereto and all Licensor Improvements thereto.

          (k) "Competing Business" has the meaning ascribed to it in the Partnership Agreement.

          (1) "Confidential Information" means the confidential, secret or proprietary information of one party (the "Disclosing Party"), including technical, financial, and business information and software of the Disclosing Party which has been or may hereafter be disclosed, directly or indirectly to the other party (the "Recipient"), either orally, in writing or in any other material form.

          (m)  "Consulting Service" means the consulting assistance described in
               Section 3.03.

          (n) "Content" with respect to a CitySearch Information Service includes all information, databases, advertisements, text, sound, photographic images, video and other content which is displayed or accessible to a consumer using the service. For the avoidance of doubt, the term "Content" does not include any CitySearch System or any Improvement thereto.

          (o)  "Customization Service" means the service described in Section
               3.04.

          (p) "Direct Competitor" has the meaning ascribed to it in the Partnership Agreement.

          (q) "Designated Location" means the location(s) described in Schedule C at which the CitySearch Systems must be used and includes such replacement locations in the Exclusive Territory owned or controlled by Licensee or any of its Affiliates which are notified to Licensor in writing by Licensee.

          (r)  "Effective Date" means the date first set out above.

          (s)  "Escrow Agreement" means the agreement described in Section
               5.06(a).

          (t) "Event of Default" has the meaning ascribed to it in Section 10.02(a).

          (u) "Exclusive Territory" shall have the meaning ascribed to it in the Partnership Agreement.

          (v) "Improvements" means, in relation to any technology or Intellectual Property, changes, modifications improvements, enhancements, additions and adaptations to, and derivative works based upon or derived from, the technology or intellectual Property.

          (w)  "Initial Service Fee" shall have the meaning ascribed to it in
               Section 4.02.

          (x) "Intellectual Property" means all intellectual and industrial property including without limitation all works in which copyright subsists or may subsist (such as computer programs, designs and documentation, data structures, audio-visual displays, databases, and designs), methods, operational procedures, specialized techniques, processes, formula, know-how, trade secrets and confidential information, and discoveries and inventions.

          (y) "Intellectual Property Rights" includes all trade-mark rights and trademarks and trade names, patents, copyrights, industrial design rights, design rights, integrated circuit topography rights, rights in trade secrets, confidential information and know-how, applications and registrations for the foregoing, and other proprietary rights including privacy rights, moral rights, publicity rights, neighbouring rights, and rights of a similar nature.

          (z) "Jointly Owned Work Products" means the Work Products described in Section 5.03 (b).

          (aa) "Launch" means the date when the Toronto CitySearch Information Service will be accessible to the public and "Launched" shall have a corresponding meaning.

          (bb) "License" means the license rights conferred upon Licensee pursuant to Article 2 and Sections 5.06(b) and 6.01.

          (cc) "Licensed Programs" means the computer programs forming part of the CitySearch Technology Systems described in Schedule A.

          (dd) "Licensed Trade-Marks" means the words, symbols, icons, logos, trade-marks and other indicia of origin described in Schedule D.

          (ee) "Licensee Improvements" means the Licensee Owned Work Products, the Jointly Owned, Work Products to the extent created by Licensee, and the Source Modifications.

          (ff) "Licensee Owned Work Products" means the Work Products described in Section 5.03(a).

          (gg) "Licensor Improvements" means Improvements made by Licensor to the CitySearch Systems which are owned or controlled by Licensor and, which are made generally available by Licensor to its Affiliates and other persons to whom it has granted licenses to use the CitySearch Systems to carry on a CitySearch Information Service during the term of this Agreement.

          (hh) "Licensor Owned Work Products" means the Work Products described in Section 5.03(e)

          (ii) "Non-Competition Agreement" means an agreement as of even date herewith between Metroland, Licensor, Licensee, and Torstar Corporation.

          (jj) "Partnership Agreement" means an agreement made as of even date herewith between Licensee and Metroland.

          (kk) "Partnership Interest" shall have the meaning ascribed thereto in the Partnership Agreement,

          (ll) "Quality Standards" has the meaning ascribed thereto in Section 6.04.

          (mm) "Services" means Services which are provided by Licensor to Licensee under this Agreement.

          (nn) "Source Modifications" has the meaning ascribed thereto in
               Section 5.06(b).

          (oo) "Toronto Star CitySearch Information Service" means a CitySearch Information Service which contains Content related solely to the Exclusive Territory as set out in Section 2.01(c).

          (pp) "Training Services" means the training services described in
               Section 3.02.

          (qq) "Work Product" means Intellectual Property (other than trade-marks) originated or developed by either party either alone or with the assistance of the other party pursuant to this Agreement.

1.02      HEADINGS
          --------

          The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03      EXTENDED MEANINGS
          -----------------

          In this Agreement words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all genders and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement. The term "includes" or "including" or "such as" shall be construed as meaning "includes without limitation", "including without limitation" and "such as without limitation", as the case may be.

1.04      ACCOUNTING PRINCIPLES
          ---------------------

          Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made. Wherever in this Agreement reference is made to a calculation to be made in accordance with United States generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which such calculation is made or is required to be made.

1.05      CURRENCY
          --------

          All references to currency herein are to lawful money of Canada. Any conversion of funds required to enable payments to be made or calculated in Canadian dollars shall be converted at the spot buying rate for such funds quoted by the Canadian Imperial

Bank of Commerce at its office in Toronto at approximately noon on the business day immediately preceding the due date of the payment or calculation, as the case may be.

1.06      SCHEDULES
          ---------

          The Schedules To This Agreement Are As Follows;

          Schedule A   -        CitySearch Technology Systems
          Schedule B   -        CitySearch Business Systems
          Schedule C   -        Designated Locations
          Schedule D   -        Licensed Trade-Marks
          Schedule E   -        Cost Plus Fee Schedule
          Schedule F   -        Assignment Agreement


          ARTICLE TWO - LICENSE TO CITYSEARCH SYSTEMS
          --------------------------------------------

2.01      LICENSE TO CITYSEARCH SYSTEMS
          -----------------------------

          (a) Subject to the provisions of this Agreement including the provisions of Article 10, Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor a [*] license to use the CitySearch Systems in the Exclusive Territory solely for the purpose of establishing and operating the Toronto Star CitySearch Information Service. Notwithstanding the foregoing, the Licensor reserves the right to, and to authorize other persons to, use the CitySearch Systems at a site or sites in the Exclusive Territory for the purpose of operating or establishing CitySearch Information Services for a territory outside the Exclusive Territory.

          (b) The Licensed Programs may be reproduced solely to (i) install same on computers located at the Designated Location, (ii) for processing of the machine instructions, statements or data therein, and (iii) as may be necessary for archival and backup purposes in accordance with Licensee's Written archival and backup policies.

          (c) The CitySearch Systems may be used only as set out in this Agreement and Licensee agrees not to make any copies or use thereof other than as expressly permitted herein. Without limiting the generality of the foregoing, Licensee agrees to use the CitySearch Systems only in the Exclusive Territory, at the Designated Location, and for the purpose of providing a CitySearch Information Service with Content related solely to the Exclusive Territory. The parties agree that particular Content that relates primarily to the Exclusive Territory but which also refers to a place or places outside of the Exclusive Territory will be considered to be Content related solely to the Exclusive Territory. Licensee agrees not to use the CitySearch Systems for the purpose of providing any service other than the Toronto Star City Search Information Service.


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.02      LICENSE TO CITYSEARCH DOCUMENTATION
          -----------------------------------

          CitySearch Documentation provided in machine readable form may be printed and used solely for the purpose of establishing and operating the Toronto Star CitySearch Information Service. No other reproduction or use of the CitySearch Documentation is permitted.


                           ARTICLE THREE - SERVICES
                           ------------------------

3.01      DELIVERY OF MATERIALS
          ---------------------

          Licensor agrees to deliver to Licensee by no later than 120 days following the Effective Date, a technology information package containing a copy of the materials described in Schedules A and B made generally available by Licensor to its Affliliates and other persons to, whom it has granted licenses to use the CitySearch Systems to assist them in establishing and operating a CitySearch Information Service. Except as agreed to pursuant to this Article 3, Licensor shall not be required to create any computer programs, documentation or other Intellectual Property for delivery to or use by Licensee.

3.02      TRAINING SERVICE
          ----------------

          Upon the request of Licensee, Licensor agrees to permit employees of Licensee to attend and participate in management workshops and planning sessions, sales training sessions and other training sessions provided by Licensor to its own staff in the course of carrying on its CitySearch Information Service business (the "Training Services").

3.03      CONSULTING SERVICE
          ------------------

          Licensor agrees to provide consulting assistance to Licensee to update the financial model for the Toronto Star CitySearch Information Service. Licensor also agrees to provide Licensee with other consulting services as reasonably requested by Licensee (subject to availability of staff of Licensor) related to the CitySearch Systems and the Toronto Star CitySearch Information Service (all consulting assistance and service provided by CitySearch pursuant to this Section 3.03 is referred to here as the "Consulting Service").

3.04      CUSTOMIZATION SERVICE
          ---------------------

          (a) The parties acknowledge that there may be a need to customize the CitySearch Technology Systems to adapt same for use in the Toronto Star CitySearch Information Service such as, for example, customization of interfaces, design tools, mapping of geographic data and of spellings, phrases and colloquialisms to conform to norms in the Exclusive Territory. (Any such customization service provided by Licensor is referred to here as the "Customization Service"). Licensee shall initiate a request for Customization Service by submitting a request for Customization Service to Licensor (the "Request"). Each Request shall contain a description of the specific Customization Service and the CitySearch System Technology which is the subject of the Request (the "Project").

          (b) Licensor shall submit within a reasonable period of time a reply to Licensee's Request (the "Work Plan"). Where applicable the Work Plan will include the following: (i) a description of the Customization Service to be performed and the CitySearch Technology Systems to be customized; (ii) acceptance tests or means proposed for testing the Systems delivered at the completion of the Project; (iii) an implementation schedule which shows the time frames for all stages of the Project's development and completion; and where the costs of the Project will not be paid for in accordance with the fees schedule set out in Schedule E, the costs of the Project and a schedule of payments to be made during or at the completion of the Project. For larger Projects, the Work Plan may provide for a development program of several stages, such stages, for example, being the production of specifications and completions of the development of custom changes. If the Customization Service to be provided will be paid for on a cost plus basis the Work Plan shall, unless otherwise agreed to by the parties, contain an estimate of the time and cost for all phases as well as an estimate of the time and cost for the first phase of the Project.

          (c) Neither party shall be bound to proceed with any Project until the parties have agreed in writing to the terms of the applicable Work Plan:
Licensor and Licensee shall negotiate in good faith the terms of each Work Plan. At Licensor's discretion, Licensor may notify Licensee that it does not desire to perform Customization Service requested by Licensee pursuant to Section 3.04(b). Upon receipt of such notice, or in the event the parties are unable to agree on the terms of a Work Plan after negotiating same in good faith. Licensee shall he entitled to obtain access to the Source Materials necessary to perform the work which is the subject of the Request, subject to the provisions of
Section 5.06 and the Escrow Agreement.

          (d) Licensee shall assist Licensor in the performance of the Customization Service by making available all equipment, software, documentation and data, information and personnel described in a Work Plan on a timely basis. Licensee shall also ensure that those of its personnel who are assigned to assist Licensor are familiar with Licensee's requirements and have the expertise and capabilities necessary to permit Licensor to undertake and complete the Services.

3.05      RESPONSIBILITIES OF LICENSEE
          ----------------------------

          Licensee acknowledges that Licensor shall not be required to:

          (i) use its site production management staff and resources to develop or operate the Toronto Star CitySearch Information Service;

          (ii) provide any Training Service, Consulting Service or Customization Service for any CitySearch Information Service other than the Toronto Star CitySearch Information Service;

          (iii) deploy any of its personnel or resources to provide any services that could substantially change Licensor's own priorities such as writing additional manuals or scheduling additional training that ordinarily would not have been provided by Licensor in the course of conducting its business in the United States;

          (iv)   developing or providing any Content;

          (v) providing any of Licensor's back office support systems such as sales tracking, site creation tracking, billing and customer services;

          (vi) providing access to or use of any of Licensor's databases, servers or other computer or communications hardware or software, except as provided in Schedule A;

          (vii) purchase, lease, license or otherwise provide any hardware or software, other than as set forth in Schedule A; or

          (viii) furnish or license to Licensee any third party software such as Informix/Illustra, Etak, Perly, Photoshop, Microsoft Word, SQL Server, Windows 95 and Windows NT, or networking software such TCP/IP.


                       ARTICLE FOUR - FEES AND EXPENSES
                       --------------------------------
4.01      LICENSE
          -------

          The parties acknowledge that the License has a value of [*] and that Licensee has issued to Licensor [*] of Licensee in consideration for the grant of the License.

4.02      INITIAL SERVICE FEE
          -------------------

          Licensee shall pay to Licensor a [*] service fee (the "Initial Service Fee") of [*] with respect to Services to be provided by Licensor under this Agreement. The Initial Service Fee shall be paid on the Effective Date.


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.03      ADDITIONAL SERVICE FEES
          -----------------------

          Licensee shall pay to Licensor service fees with respect to Customization Services, Training Services and Consulting Services. Except as provided to the contrary in any Work Plan, the said services shall be paid for on a cost plus basis in accordance with the cost plus schedule of Licensor set out in Schedule E (the "Additional Service Fees"). In consideration of the payment by Licensee to Licensor of the Initial Service Fee, Licensor hereby waives its right to be paid [*] of Additional Service Fees.

 4.04     INVOICING
          ---------

          Except as otherwise set forth in a Work Plan, any Additional Service Fees billed to Licensee will be invoiced regularly once a month in arrears and will be due and payable within forty-five (45) days of receipt by Licensee. Any sum due to Licensor that is not paid when due shall bear interest from the due date thereof to the date of payment at the prime rate plus tWo percent (2%) per annum, calculated and payable monthly. For the purpose of this section, the term "prime rate means at any time the rate per annum, commonly known as the prime rate, announced by the Canadian Imperial Bank of Commerce from time to time, being its reference rate in effect for determining interest rates on Canadian dollar commercial loans made at Toronto.

4.05      EXPENSES
          --------

          Licensee agrees to reimburse Licensor for all expenses incurred by it in connection with travel (including airfare and hotel accommodation) pertaining to providing Services to Licensee hereunder. The amount to which Licensor shall be entitled to be reimbursed for travel shall not exceed amounts which have been approved in advance by Licensee, or amounts generally approved by Metroland for travel, from time to time, whichever is the greater. Licensee also agrees to reimburse Licensor for any costs or expenses incurred by it in connection to rent or lease dedicated communication lines between Licensor and Licensee, and other out-of-pocket expenses such as expenses for discs, tapes, and other magnetic media provided by Licensor to Licensee.

4.06      TAXES
          -----

          All payments to be made to Licensor under this Agreement are exclusive of all taxes and Licensee shall pay any sales, use, goods and services, personal property, consumption, value added, or other tax and any duties or tariffs that now exist or which may arise in the future related to this Agreement or the performance of the Services or otherwise, except for tax based on the income of Licensor. Licensee shall be entitled to deduct withholding taxes which may be imposed by any governmental authority in Canada with


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

respect to Services performed in Canada otherwise due to Licensor; provided, however, that no such deduction shall be taken unless Licensee makes payment to the government authority responsible for the collection of such taxes within 30 days of the month following the month in which the payments are made to Licensor hereunder. Not less frequently than once each year during the term of this Agreement and during the year immediately following the termination of this Agreement, Licensee shall forward to Licensor a copy of any and all correspondence filed with governmental authorities directly relating to the reporting and/or payment of withholding taxes clue on account of payments made to Licensor hereunder Licensee shall provide to Licensor such reasonable assistance as Licensor may request in connection with any claim by Licensor for a credit or refund of such withholding taxes.

4.07      DISPUTED PAYMENTS
          -----------------

          [*]

                  ARTICLE FIVE - INTELLECTUAL PROPERTY RIGHTS
                  -------------------------------------------

5.01      OWNERSHIP OF CITYSEARCH SYSTEMS
          -------------------------------

          Nothing herein shall transfer or convey or operate so as to grant to Licensee any right, title or interest to all or any part of the CitySearch Systems or any of the Licensed Trade-Marks.

5.02      OWNERSHIP OF CONTENT
          --------------------

          Nothing herein shall transfer or convey or operate so as to grant to Licensor any right, title or interest to all or any part of the Content developed by Licensee for use as part of the Toronto Star CitySearch Information Service.


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.03      OWNERSHIP OF WORK PRODUCTS
          --------------------------

          Except as otherwise specifically provided in a Work Plan, ownership of Work Products and the Intellectual Property Rights therein shall be as follows;

          (a) With respect to Work Products developed and prepared solely by Licensee during the term of this Agreement and which are not Improvements to the CitySearch Systems (the "Licensee Owned Work Products"), the Intellectual Property Rights therein shall be and remain the exclusive property of Licensee. Licensee shall disclose to Licensor the Licensee Owned Work Products and shall, if requested to do so by Licensor, negotiate in good faith with Licensor a license to use and to enable Affiliates and other licensees of Licensor to use the Licensee Owned Work Products in consideration of the payment to Licensee of a reasonable license fee.

          (b) With respect to Work Products which are: (i) developed and prepared solely by Licensee during the term of this Agreement or during any period in which the License in respect of the CitySearch Systems conferred by
Article 2 shall survive termination of the Agreement, and which are Improvements to the CitySearch Systems, or (ii) developed and prepared jointly by Licensor and Licensee during the term or following the termination of this Agreement including Work Products developed and prepared by Licensor or jointly by Licensor and Licensee in the course of performing Customization Service (the "Jointly Owned Work Products"), the Intellectual Property Rights therein shall be jointly owned by Licensor and Licensee as tenants-in-common.

          (c) Licensee agrees that during the term of this Agreement and thereafter for as long as any copyright or other Intellectual Property Right subsists in Canada or the United States in the Jointly Owned Work Products that it will not itself, and it will not authorize or permit any other person to, use the Jointly Owned Work Products to provide, operate, manage or carry on a Competing Business to the business of Licensor. Further, Licensee agrees that it will not make any grant including any grant of any interest or license in the Jointly Owned Work Products to any person without obtaining the agreement of such person that it will not itself and that it will not authorize or permit any other person to use the Jointly Owned Work Products to provide, operate, manage or carry on a Competing Business to the business of Licensor. The aforesaid restrictions shall not operate, however, following the termination of this Agreement so as to prevent Licensee from using the Jointly Owned Work Products to carry on a CitySearch Information Service pertaining to any geographic region in the Province of Ontario other than the Ottawa-Carleton region. Subject to the foregoing and to Licensee's obligations under the Non-Competition Agreement. Licensee shall have the right to, and to authorize others to, make changes, modifications and enhancements (but not other adaptations or derivative works which Licensee agrees not to make) to the Jointly Owned Work Products and to reproduce and commercially exploit same without any obligation to obtain the consent of or to account to Licensor with respect to the said activities. The parties agree that any changes, modifications or enhancements made to the Jointly Owned Work Products by Licensee during the term of this Agreement or during any period in which the License in respect of the CitySearch Systems conferred by Article 2 shall survive a termination of the Agreement, shall be considered to be Jointly Owned Work Products. Provided, however, nothing in this Section 5.03 authorizes Licensee to use or reproduce any CitySearch Systems or to commercially exploit or embed same in connection with the commercial exploitation of the Jointly Owned Work Products. The parties agree that Improvements made to the Jointly Owned Work Products by Licensor shall be considered to be Licensor Owned Work Products.

          (d) Subject to Licensor's obligations under the Non-Competition Agreement, Licensor shall have the right to, and to authorize others to, make Improvements to the Jointly Owned Work Products and to reproduce and commercially exploit same without any obligation to obtain the consent of or to account to Licensee with respect to the said activities.

          (e) With respect to all Work Products developed and prepared solely by Licensor during the term of this Agreement (the "Licensor Owned Work Products"), the Intellectual Property Rights therein shall be and remain the exclusive property of Licensor. Such Work Products shall be considered to be CitySearch Systems for all purposes herein which Licensee shall have the right to use pursuant to Article 2 during the term of this Agreement.

5.04      DISCLOSURE OF LICENSEE IMPROVEMENTS
          -----------------------------------

          Licensee will promptly inform Licensor of any and all Licensee Improvements. Upon request, Licensee agrees to furnish Licensor with copies of all Intellectual Property including source codes and technical documentation related thereto, provided, however, that Licensee shall not be required to deliver to Licensor the source codes to Licensee Owned Work Products unless Licensee agrees to do so pursuant to an agreement reached by the parties pursuant to Section 5.03(a).

5.05      DISCLOSURE OF LICENSOR IMPROVEMENTS
          -----------------------------------

          Licensor will promptly inform Licensee of Licensor Improvements. Upon request, Licensor will furnish Licensee with copies of the Intellectual Property related thereto.

5.06      SOURCE CODES
          ------------

          (a) Except as may be otherwise provided in a Work Plan, Licensor shall not be required to disclose to Licensee the source codes, models, or other high level language versions of any computer programs forming part of the CitySearch Systems. [*]


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

          (e) Licensee acknowledges and agrees that Licensor will suffer irreparable injury if Licensee breaches any of the provisions of this Section
5.06 and that the damages suffered by Licensor would be an inadequate remedy in respect of such breach. Licensee hereby agrees in advance, that in the event of such breach, that Licensor shall be entitled in addition to such other remedies, damages and relief as may be available under applicable law.


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]


                ARTICLE SIX - TRADE-MARKS AND QUALITY STANDARDS
                -----------------------------------------------

6.01      GRANT OF lICENSE TO TRADE-MARKS
          -------------------------------

          (a) Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a personal, non-exclusive, non-transferable license during the term of this Agreement to use the Licensed Trade-Marks solely in conjunction with the Toronto Star CitySearch Information Service.

          (b) During the term of this Agreement, Licensor agrees not to use the Licensed Trade-Marks in conjunction with a CitySearch Information Service pertaining to the Exclusive Territory or to license any other person to do so, without Licensee's prior written consent. However, nothing herein shall prevent Licensor or persons authorized by Licensor from using the Licensed Trade-Marks to market, advertise or promote the Toronto Star CitySearch Information Service or to operate other CitySearch Information Services.

6.02      OWNERSHIP OF TRADE-MARKS
          ------------------------

          Licensee acknowledges that all goodwill associated with Licensee's use of the Licensed Trade-Marks will enure to the exclusive benefit of Licensor Licensee agrees that it will not challenge the validity or ownership or Licensor's right to use the Licensed Trade-Marks. Licensee also agrees that it will not apply for registration of any of the Licensed Trade-Marks, or any substantially similar mark, in the Exclusive Territory or outside the Exclusive Territory, either during or after the term of this Agreement.

6.03      RESTRICTIONS ON USE OF THE TRADE-MARKS
          --------------------------------------

          Licensee agrees to comply with all instructions and requirements provided by Licensor in writing to Licensee with respect to the use of the Licensed Trade-Marks from time to time. Licensee will not make any use of the Licensed Trade-Marks including any use over any network until Licensor has approved such use in writing. Licensee agrees not to use the Licensed Trade-Marks, or any variation thereof, as a corporate name or trade name of Licensee or any affiliate of Licensee, without Licensor's prior written consent.

6.04      QUALITY STANDARDS
          -----------------

          (a) Licensee acknowledges that high standards of quality are required for the operation of the Toronto Star CitySearch Information Service to maintain the good public image and reputation of the Licensed Trade-Marks and the business of Licensor and Licensee


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

agrees to maintain such standards. Without limiting the generality of the foregoing, Licensee agrees:

               (i) to comply with all policies, standards and specifications established from time to time by Licensor and notified to Licensee in writing for the establishment and operation of a CitySearch Information Service including those related to navigational layouts, hierarchical maps and the use of trade-marks and logos;

               (ii) to implement and enforce the policies and procedures adopted by Torstar Corporation for the operation of its electronic publishing business and those of its Affiliates (or replacement policies and procedures agreed to in writing by the parties) (the "Offensive Content Standards"); to ensure that the Content which is displayed or accessible to consumer(s) using the Toronto CitySearch Information Service will not be obscene, indecent, pornographic or offensive or be defamatory of any person, or infringe upon or violate any Intellectual Property Right of any person; and, to promptly delete from the service any such Content or Content which contravenes the Offensive Content Standards;

               (iii) that the Toronto Star CitySearch Information Service will be available to consumers 7 days a week, 24 hours a day, subject only to scheduled maintenance and system failures which could not have been reasonably avoided by Licensee;

               (iv) to conduct the Toronto Star CitySearch Information Service in a manner that will reflect favourably on the good name and reputation of Licensor and its business of providing CitySearch Information Services, and refrain from engaging in any unfair, or deceptive trade practice, or unethical business practice whatever, or practice that could unfavourably reflect upon Licensor or the CitySearch Information Services provided by Licensor; and

               (v) to comply with all applicable laws, regulations, and ordinances and obtain all necessary licenses, permits and consents pertaining to or required for the establishment and operation of the Toronto Star CitySearch Information Service including consents from persons with any Intellectual Property Right in any Content used or displayed in the provision of the Toronto

                   Star Information Service (the requirements set out in this Section 6.04(a) are referred to here as the "Quality Standards").

          (b) Prior to Launching the Toronto Star CitySearch Inforrmation Service. Licensee shall demonstrate to the reasonable satisfaction of Licensor that the service meets all of the Quality Standards.

          (c) Licensor, either by itself or through third parties, shall have the right to test the Toronto Star CitySearch Information Service provided from time to time by Licensee. In connection with the foregoing, Licensee agrees to provide Licensor with access to the Designated Locations from which the service is provided, subject to the reasonable security and confidentiality requirements of Licensee. In the event the Quality Standards are not complied with, Licensee, if requested to do so in writing by Licensor, shall cease to use the Licensed Trade-Marks until such time as Licensee can demonstrate to the reasonable satisfaction of Licensor that the service meets or exceeds the Quality Standards, if Licensor shall have given written notice to Licensee describing in reasonable detail the failures of the Toronto Star CitySearch Service to meet the Quality Standards and such breach shall not have been remedied by Licensee within thirty (30) days after receipt of such written notice.

          (d) Licensee assumes all responsibility and liability for loss or damage caused by or attributable to the Toronto Star CitySearch Information Service, however caused, Licensee agrees to indemnify and hold harmless Licensor and its Affiliates and their officers, directors, employees and agents from any and all claims, damages, liabilities and costs. including reasonable legal fees and disbursements, which Licensor or any of the said persons shall suffer or incur as a result of the failure of Licensee to meet the Quality Standards or the operation of the Toronto Star CitySearch Information Service. Notwithstanding the foregoing. Licensee shall not be responsible for, and shall have no liability to indemnify Licensor hereunder for, any claim, damage, liability or cost to the extent that it is caused by Licensor or the failure of the CitySearch Systems to operate as described in Section 9.01.


                      ARTICLE SEVEN - PROPRIETARY RIGHTS
                         AND CONFIDENTIAL INFORMATION
                         ----------------------------

7.01      DUTY OF CONFIDENCE
          ------------------

          (A) Each of Licensee and Licensor acknowledges that Confidential Information will be exchanged between them pursuant to this Agreement. Each of Licensee and Licensor shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than commercially reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other. Each of Licensee and Licensor agrees that, except as provided herein, it will not use the Confidential Information of the other except for the purposes of this Agreement and as authorized herein.

          (b) Licensee shall not disclose, provide, or make the CitySearch Systems or any part thereof available in any form or medium to any person except to its employees, and to contractors and consultants of Licensee approved in writing by Licensor with a need for access to enable Licensee to exercise its license rights under this Agreement, All persons to whom access is given shall execute a confidentiality agreement in a form to be approved by Licensor.

          (c) Notwithstanding section 7.01(a), the Recipient of Confidential Information may use or disclose the Confidential Information to the extent that the Recipient can show that such Confidential Information is (i) already known by the Recipient without an obligation of confidentiality (ii) publicly known or becomes publicly known through no unauthorized act of the Recipient, (iii) rightfully received from a third party, (iv) independently developed by the Recipient without use of the information of the Disclosing Party (v) approved by the Disclosing Party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the Recipient provides the other party with notice of such requirement prior to any such disclosure and takes all reasonable steps available to maintain the information in confidence.

7.02      PROTECTION OF PROPRIETARY RIGHTS
          --------------------------------

          (a) On all authorized copies of the CitySearch Systems and Source Materials Licensee shall make and include all proprietary, copyright, patent, trade-mark, design right and trade secret legends and alphanumeric codes, in the same form and location as the legends appearing on the CitySearch Systems and Source Materials. Further, Licensee shall not remove any proprietary, copyright, patent, trade-mark, design right or trade secret legends from the CitySearch Systems or Source Materials.

          (b) Licensee agrees not to disassemble, decompile, translate or convert into human readable form or into another computer language, reconstruct or decrypt, or reverse engineer, all or any part of the CitySearch Systems.

   7.03   INSPECTION BY LICENSOR
          ----------------------

          Licensee agrees to provide Licensor with reasonable access to the Designated Locations where the CitySearch Systems and Source Materials are used for the purpose of enabling Licensor to verify that the CitySearch Systems and Source Materials are and have been Used in compliance with the provisions of this Agreement. Licensor agrees to give Licensee reasonable notice of its intention to make the aforesaid investigation.

7.04      THIRD PARTY INFORMATION
          -----------------------

          Neither Licensee nor Licensor shall disclose to the other any proprietary, confidential, secret, or private information of any third person which It is under a duty not to disclose.

7.05      LOSS OF CONFIDENTIAL INFORMATION
          --------------------------------

          In the event of any unauthorized disc disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately.

7.06      ENFORCEMENT OF CONFIDENTIALITY OBLIGATION
          ---------------------------------------------

          Each of Licensee and Licensor acknowledges and agrees that irreparable injury may result to the other if it breaches the provisions of this Article and that damages may be an inadequate remedy in respect of such breach. Each of Licensee and Licensor hereby agree in advance that, in the event of such breach, the other of them shall be entitled, in addition to such other remedies, damages and relief as ANY be available under applicable law, to the granting of injunctive relief in such party's favour.


                         ARTICLE EIGHT - INFRINGEMENT
                         ----------------------------

8.01      PROSECUTION OF INFRINGEMENT CLAIMS
          ----------------------------------

          (a) The parties shall as soon as possible notify each other in writing of any actual, alleged, or threatened infringements or other unauthorized uses of the CitySearch Systems or the Licensed Trade-Marks in conjunction with a CitySearch Information Service pertaining to the Exclusive Territory (the foregoing are referred to here as "Infringements") of which they become aware. Licensor may, but is not required to, take any and all actions, legal or otherwise, which are necessary to terminate or prevent Infringements. Licensee shall have the right to be kept informed of the status and progress of all actions instituted by Licensor pursuant to this section 8.01(a). Licensee agrees to comply with all reasonable requests for assistance from Licensor in connection with Infringements. Licensor agrees to reimburse Licensee for its costs of providing such assistance, provided that Licensee gives Licensor a written estimate of the costs to he incurred and provided further that the costs for which reimbursement are sought do not exceed the estimate. Licensor shall bear all expenses of all actions which it initiates pursuant to this section 8.01(a).

          (b) If Licensor does not institute an action within thirty (30) days after receiving notice from Licensee of an Infringement and a request by Licensee to commence an action to terminate the Infringement itself, then Licensee may institute an action with respect thereto only upon receiving the prior written consent of Licensor, which consent will not be unreasonably refused. Licensee agrees that if any of the Licensed Trade-Marks are not owned by Licensor that Licensor may not be able to consent to Licensee's instituting any action with respect thereto. Licensee shall have no right hereunder to commence any action with respect to any Infringements which do not pertain to the use of the CitySearch Systems or the Licensed Trade-Marks, in connection with a CitySearch Information System pertaining to the Exclusive Territory. Licensor shall have the right to be kept informed of the status and progress of all such actions instituted by Licensee pursuant to this section 8.01(b). Licensee shall bear all the expenses of all actions which it initiates pursuant to this Section 8.01(b) including without limitation all legal fees and disbursements which Licensor may incur in connection with such actions regardless of whether Licensor is a party to such action and Licensee shall indemnify and hold Licensor harmless with respect to such costs. Licensor agrees to comply with all reasonable requests for assistance from Licensee in connection with actions instituted by Licensee under this Section. Licensee agrees to reimburse Licensor for its costs of providing such assistance, provided that Licensor gives Licensee a written estimate of the costs to be incurred and provided further that the costs for which reimbursement are sought do not exceed the estimate.

          (c) In the event Licensee and Licensor jointly agree to institute an action to terminate or prevent Infringements, Licensee and Licensor shall jointly control any such proceedings and shall develop mutually satisfactory procedures for prosecuting the said action.

          (d) Unless otherwise provided for herein, any recoveries or settlement fees received from suits or settlements involving an action initiated pursuant to section 8.01(a) or (b) shall be paid to the party which initiated such suit or action in accordance with Section 8.01(a) or (b), and shall be for such party's own use and benefit. Any recoveries or settlement fees received from suits or settlements involving an action initiated pursuant to section 8.01(c) shall, unless otherwise agreed to by the parties in writing, be to the joint benefit of Licensor and Licensee after payment of all expenses (including all legal fees).

8.02      LICENSOR'S DEFENCE OF INFRINGEMENT CLAIMS
          -----------------------------------------

          (a) Licensor will defend or (at its option) settle, any claim or action brought against Licensee to the extent that it is based on a claim that the CitySearch Systems infringes any copyright, patent, trade secret, trademark or contractual right enforceable in Canada or the United States of any third person (a "Claim") and indemnify Licensee against damages and costs awarded against Licensee by a court of competent jurisdiction by final order from which the appeal is taken or the time for appealing has expired; provided that Licensee notifies Licensor promptly in writing of same; and provided further that Licensee permits Licensor thereof to defend, compromise or settle the Claim, and at Licensor's expense provides all available information assistance and authority to enable Licensor to do so. Licensor shall be responsible for paying for any compromises or settlements with respect to Claims, provided that Licensor shall not be liable to reimburse Licensee for any compromise or settlement made by Licensee without Licensor's prior written consent. Licensor shall not be liable to reimnburse License for any legal fees or expenses incurred by Licensee in connection with any Claim. Licensee shall have no authority to settle any Claim on behalf of Licensor.

          (b) Should the CitySearch Systems or any part thereof become, or in Licensor's sole opinion be likely to become, the subject of a claim of infringement, misappropriation, or violation of any Intellectual Property Right (an "Infringement Claim") Licensor shall (i) procure for Licensee, at no cost to Licensee the right to continue to use the CitySearch System or component which is the subject of the Infringement Claim, (ii) replace or modify the CitySearch System (or the component thereof which is the subject of the Infringement Claim) at no cost to Licensee with a functionally equivalent system or component, or
(iii) if none of the forgoing alternatives are reasonably practical in Licensor's sole judgement, if requested to do so by Licensee remove the component that is the subject of the Infringement Claim and refund all license fees paid by Licensee related to such component.

          (c) Licensor shall have no liability for any Claim to the extent that it is based on (i) the use of other than the latest release and version of any Intellectual Property provided to Licensee, (ii) the use or combination of the CitySearch Systems with software, hardware or any other product not provided by Licensor or recommended or approved in writing by Licensor, or (iii) any Licensee Improvement to the CitySearch Systems or use of the CitySearch Systems other than as authorized herein or as described or recommended by Licensor in the CitySearch Documentation.

          (d) Except as expressly provided herein, this Section 8.02 states the entire liability of Licensor and Licensee's sole remedies with respect to any Infringement Claim.

8.03      LICENSEE'S DEFENCE OF INFRINGEMENT CLAIMS
          -----------------------------------------

          (a) Licensee will defend or (at its option) settle, any claim or action brought against Licensor to the extent that it is based upon a claim that any Licensee Improvement or Content displayed or accessible to consumers using the Toronto CitySearch Information Service infringes or violates an Intellectual Property Right or contractual right enforceable in Canada or the United States (a "Claim") of any third person and indemnifies Licensor against damages and costs awarded against Licensor by a court of competent jurisdiction by final order from which no appeal is taken or the time for appealing has expired, provided that Licensor notifies Licensee promptly in writing of same; and provided further that Licensor permits Licensee to defend, compromise or settle the Claim and at Licensee's expense provides all available information, assistance and authority to enable Licensee to do so. Licensee shall be responsible for paying for any compromises or settlements with respect to

Claims, provided that Licensee shall not be liable to reimburse Licensor for any compromise or settlement made by Licensor without Licensee's prior written consent. Licensee shall also not be liable to reimburse Licensor for any legal fees or expenses incurred by Licensor in connection with any Claims. Licensor shall have no authority to settle any Claim on behalf of Licensee.

          (b) Licensee shall have no liability for any Claim to the extent that it is based on any Improvement made by Licensor to the Licensee Improvement or Content or for the use thereof other than related to a CitySearch Information Service.

          (c) Except as otherwise provided herein, this Section 8.03 states the entire liability of Licensee and Licensor's sole remedies with respect to any Claim.


          ARTICLE NINE - WARRANTIES AND DISCLAIMERS
          -----------------------------------------

9.01      WARRANTY
          --------

          (a) During the term of this Agreement, Licensor will make commercially reasonable efforts to correct or provide Licensee with a workaround for the failure of the CitySearch Systems to conform in all material respects to the description thereof in the CitySearch Documentation and provide Licensee with replacement media in the event there are defects in materials or workmanship in the media upon which the CitySearch Systems are provided. Licensor shall have no obligations under this Section 9.01 with respect to any changes, modifications or enhancements made by Licensee to the CitySearch Systems or to any part of the CitySearch Systems affected by any such changes, modifications or enhancements, except as may be specifically agreed to by Licensor and Licensee in a Work Plan or other agreement of the parties in writing.

          (b) Licensor Warrants to Licensee that all Services will be performed with reasonable skill and care and by persons qualified to provide the Services. Licensor also warrants that to its knowledge, the Licensed Programs do not contain any viruses, locks or codes which are intended to interfere with their use.

          (c) In the event of Licensor's material failure to comply with its obligations under Section 9.01(a) that results in the Toronto Star CitySearch System being unavailable to the public after the Launch and Licensee having given written notice of same to Licensor in sufficient detail to enable
Licensor to reproduce the problems experienced by Licensee. Licensor agrees that if such problems are not substantially remedied (or a work-around provided to Licensee therefor) within two (2) days following receipt of the notice, that Licensor will, if requested to do so by Licensee and subject to Licensor's security and confidentiality requirements, permit up to two (2) members of Licensee's technical staff to access the Source Materials pertaining to the problem at the business premises of Licensor to assist Licensor in resolving the problem.


9.02  ELECTRONIC ACCESS
      -----------------

      Licensee agrees to provide Licensor with access to the computer upon which the CitySearch Systems are installed, used, or accessed, to perform its obligations hereunder, subject to compliance with Licensee's security and confidentiality policies. Access to the said systems shall include access by physical and direct remote electronic access means. To facilitate such access, Licensee agrees to establish and maintain, at its own expense, during the term of this Agreement all reasonable communication equipment and related software and other items reasonably requested by Licensor to enable Licensor to access and use the said systems. The remote electronic access shall be available at all times (twenty-four (24) hours seven (7) days a week), except for scheduled maintenance and downtimes due to failures of the systems. Licensee shall also reimburse Licensor for its costs of establishing and maintaining electronic links with Licensee including without limitation any equipment purchased by Licensor specifically to provide Services to Licensee hereunder and, monthly line charges.

9.03   DISCLAIMER OF WARRANTY
       ----------------------

       (A) LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS EXPRESS OR IMPLIED NOT CONTAINED HEREIN, INCLUDING REPRESENTATIONS, WARRANTIES AND CONDITIONS OF QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE. LICENSOR DOES NOT REPRESENT OR WARRANT THAT (I) THE OPERATION OF THE CITYSEARCH SYSTEMS WILL BE ERROR FREE OR UNINTERRUPTED OR (II) ALL PROGRAMMING ERRORS CAN BE CORRECTED OR FOUND IN ORDER TO BE CORRECTED.

       (b) Licensee is responsible for taking precautionary measures to prevent the loss or destruction of Content such as, for example, making regular backups and verifying the results obtained from using the CitySearch Systems.

9.04   LIMIT OF LIABILITY
       ------------------

       (a) For breach or default by Licensor of any of the provisions of this Agreement, or in respect of any claim arising herefrom or related hereto, Licensor's entire liability, regardless of the form of action, whether based on contract or tort, including negligence, shall be [*]


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

       (B) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL LOSS OR DAMAGE, LOST BUSINESS REVENUE, LOSS OF PROFITS, LOSS OF DATA, FAILURE TO REALIZE EXPECTED PROFITS OR SAVINGS OR ANY CLAIM AGAINST THE OTHER PARTY BY ANY OTHER PERSON (EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE). THE LIMITATION OF LIABILITY IN THIS SECTION 9.04(B) SHALL NOT APPLY TO ANY CLAIM TO THE EXTENT THAT THE CLAIM IS BASED UPON A BREACH OR DEFAULT BY LICENSEE OF ARTICLES 2, 5, OR 6, OR SECTIONS 7.01, 7.02, OR 8.03. THE LIMITATION OF LIABILITY IN THIS
SECTION 9.04(B) SHALL NOT APPLY TO ANY CLAIM TO THE EXTENT THAT THE CLAIM IS BASED UPON A BREACH OR DEFAULT BY LICENSOR OF SECTIONS 5.06(A) (LICENSOR'S REFUSAL TO ESTABLISH AN ESCROW AGREEMENT WITH AN INDEPENDENT SOURCE CODE AGENT AS REQUIRED IN SECTION 5.06(A)) 7.01 OR 8.02.

       (C) LICENSOR SHALL BE LIABLE TO LICENSEE AS EXPRESSLY PROVIDED IN THIS AGREEMENT BUT SHALL HAVE NO OTHER OBLIGATION, DUTY, OR LIABILITY WHATSOEVER IN CONTRACT, TORT OR OTHERWISE TO LICENSEE INCLUDING ANY LIABILITY FOR NEGLIGENCE, THE LIMITATIONS, EXCLUSIONS AND DISCLAIMERS IN THIS AGREEMENT SHALL APPLY IRRESPECTIVE OF THE NATURE OF THE CAUSE OF ACTION, DEMAND, OR ACTION BY LICENSEE, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT, NEGLIGENCE, TORT,
OR ANY OTHER LEGAL THEORY AND SHALL SURVIVE A FUNDAMENTAL BREACH OR BREACHES
OR THE FAILURE OF THE ESSENTIAL PURPOSE OF THIS AGREEMENT OR OF ANY REMEDY CONTAINED HEREIN.


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.05   LIMITATION PERIOD
       -----------------

       Neither party may bring an action, regardless of form, arising out of or related to this Agreement more than [*] after the cause of action has arisen or the date of discovery of such cause, whichever is later.

9.06   CALIFORNIA FRANCHISE DISCLAIMER
       -------------------------------

       The parties agree that neither this Agreement nor the business relationship established hereunder will be construed as granting a franchise. The parties warrant to one another that they have consulted counsel in reviewing and negotiating this Agreement and have concluded that no business plan or franchise fees are conveyed or provided for in this Agreement or otherwise by the relationship established hereby or by the relationship between the parties.


                      ARTICLE TEN - TERM AND TERMINATION
                      ----------------------------------

10.01  TERM
       ----

       The term of this Agreement shall commence on the Effective Date and shall continue until [*]

10.02  TERMINATION
       -----------

       (a) This Agreement may be terminated (each ground for termination below is referred to here as an "Event of Default"):

            (i) at any time by mutual written consent of Licensee and Licensor;

           (ii) by notice from one party to the other in the event the other party becomes insolvent, makes an assignment for the benefit of its creditors, ceases operation, a receiver is appointed for the other party or its property, or the other party becomes subject to bankruptcy or receivership proceedings;

          (iii) by a party immediately upon notice to the other party in the event of any material breach or default by the other party of any provision in this Agreement, if the party shall have given written notice to the other party of such breach or default and such breach or default shall not have been remedied within thirty (30) days after receipt of such written notice;


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

           (iv) by a party effective immediately upon notice to the other party in the event of a material breach of the provisions of Article 7 by the other party, if the party shall have given written notice to the other party of such material breach and such material breach shall not have been remedied within ten (10) days after receipt of such written notice:

            (v) by Licensor in the event Licensee or Torstar Corporation is in breach of the Non-Competition Agreement and such breach has not been remedied within thirty (30) days after receipt of such written notice or by Licensee in the event Licensor or 1217554 Ontario Inc. is in breach of the Non-competition Agreement and such breach has not been remedied within thirty (30) days after receipt of such written notice; or

           (vi) by Licensor upon written notice to Licensee in the event Licensee's use of CitySearch Systems or Source Materials or any part thereof exceeds the License granted to Licensee or is in contravention of any of the provisions of Article 2 or
                 Article 6 or Section 5.06, if such use or contravention has not been remedied with twenty (20) days after receipt of such written notice.

       (b) The failure of any party to terminate this Agreement for any of the reasons specified in Section 10.02, or in this Agreement, shall not in any way be deemed a waiver of such party's rights in respect thereof or otherwise limit its rights to enforce the obligations of the other party hereunder.

10.03  EFFECT OF TERMINATION BY LICENSOR
       ---------------------------------

       Upon the termination of this Agreement by Licensor pursuant to Section
10.02 or by the parties pursuant to Section 10.02(i), the rights, powers, privileges, and licenses including the License granted to Licensee shall immediately terminate. Without limiting the generality of the foregoing, upon any such termination, Licensee shall have no right to continue to use the CitySearch Systems, to receive or use any Licensor Improvements, or to use the Licensed Trade-marks.

10.04  RETURN OF INTELLECTUAL PROPERTY
       -------------------------------

       Subject to the provisions of Section 10.05(b), upon the termination of this Agreement, Licensee shall cease all use of the CitySearch Systems (including the Source Materials) and Licensee shall return to Licensor all of Licensor's Confidential Information (including Source Materials) and CitySearch Systems in its possession, power or control.

10.05  SURVIVAL
       --------

       (a) The termination of this Agreement by Licensor under Section 10.02 or by the parties pursuant to Section 10.02(i) shall not limit or otherwise affect the respective rights and obligations of the parties under Articles 4, 7 and 9 and Sections 5.03, 6.02, 6.03, 6.04(d), 10.03, 10.04, 11.01, 11.03, 12.02,
or 12.03 or any other right or obligation of the parties hereunder accrued prior to the date of the termination.

       (b) The termination of this Agreement by Licensee under Section 10.02 shall not limit or otherwise affect the respective rights and obligations of the parties under Articles 4, 7 and 9 and Sections 5.03, 5.04, 5.06, 6.02, 6.03, 6.04(d), 8.03, 11.01, 11.03, 12.02, or 12.03 or any other rights and obligations of the parties hereunder accrued prior to the date of the termination. Further, and notwithstanding any termination of this Agreement by Licensee pursuant to Section 10.02 (the date of the occurrence of any such event is referred to here as the "Licensee Termination Date"), the following shall occur:

            (i)   the License in respect of the CitySearch System conferred by
                  Article 2 shall continue with respect to the version and release thereof delivered to Licensee as of the Licensee Termination Date subject to the provisions and restrictions set out in Article 2 related to the use of the CitySearch Systems;

            (ii) Licensee shall have no right to receive or use any Licensor Improvements made after the Licensee Termination Date;

            (iii) Licensee's License to use the Licensed Trade-Marks shall terminate. Licensor's obligations under Section 6.01(b) shall terminate, and Licensee shall make no further use of any of the Licensed Trade-Marks other than for the minimum period, not to exceed thirty (30) days, which is necessary for Licensee to remove all reference to the Licensed Trade-Marks from the Toronto Star CitySearch Information Service (provided that the Quality Standards shall be met during this period);

            (iv)  Licensee's License to use the CitySearch Systems conferred by
                  Section 2.01 shall become non-exclusive and Licensor, subject to the restrictions contained in the Non-Competition Agreement, shall be entitled to, and may authorize third persons to, use the CitySearch Systems in the Exclusive Territory or outside thereof for the purpose of establishing and operating a CitySearch Information Service;

            (v) Licensor shall have no further obligations to Licensee hereunder to provide any Services, or to provide Licensee with the warranty support described in Section 9.01;

           (vi) Licensee shall not have any right to take or continue any action against any person for the infringement of any Intellectual Property Right in connection with the use of the CitySearch Systems or the Licensed Trade-Marks; and

          (vii) Licensor shall be entitled to terminate any of the rights of Licensee which pursuant to this Section 10.05(b) shall have expressly survived a termination of this Agreement by Licensee pursuant to Section 10.02(a), upon the occurrence of an Event of Default which would have entitled Licensor to terminate this Agreement pursuant to Section 10.02(a) and the provisions of Section 10.05(a) shall apply mutatis mutandis upon the termination of the said rights.

10.06    SALE OF PARTNERSHIP INTEREST
         ----------------------------

         Upon the sale by Licensor of its Partnership Interest pursuant to
Section 8.02 or Section 8.03 of the Partnership Agreement, or upon the dissolution of the Partnership pursuant to Section 8.03(7) of the Partnership Agreement by reason of an event of default by CitySearch U.S.A. as described in
Section 8.03(1) of the Partnership Agreement (the date of the occurrence of any such event is referred to here as the "Sale Date"), the following shall occur:

            (i)  the License in respect of the CitySearch System conferred by
                 Article 2 shall continue with respect to the version and release thereof delivered to Licensee as of the Sale Date, subject to the provisions and restrictions set out in
                 Article 2 related to the use of the CitySearch Systems;

           (ii) Subject to Sub-section (v) below, Licensee shall have no right to receive or to use any Licensor Improvements made after the Sale Date;

          (iii) Licensee's License to use the Licensed Trade-Marks shall terminate. Licensor's obligations under Section 6.01(b) shall terminate, and Licensee shall make no further use of any of the Licensed Trade-Marks, other than for the minimum period, not to exceed thirty (30) days, which is necessary for Licensee to remove all reference to the Licensed Trade-Marks from the

                 Toronto Star CitySearch Information Service (provided that the Quality Standards shall be met during this period);

           (iv)  Licensee's License to use the CitySearch Systems conferred by
                 Article 2 shall become non-exclusive and Licensor, subject to the restrictions contained in the Non-Competition Agreement, shall be entitled to, and may authorize third persons to, use the CitySearch Systems in the Exclusive Territory or outside thereof for the purpose of establishing and operating a CitySearch Information Service;

           (v) Licensor shall have no further obligations to Licensee hereunder to provide any Services, or to provide Licensee with the warranty support described in Section 9.01; however, upon being requested to do so by Licensee, Licensor agrees to negotiate with Licensee in good faith a renewal of the said obligations and a license to use Licensor Improvements developed after the Sale Date upon terms to be mutually agreed upon by the parties including terms pertaining to the payment of reasonable license fees for the use of Licensor Improvements and for the provision of Services, provided that Licensor shall have no obligation to enter into any such agreement in the event Licensor has ceased to or has plans to cease to operate CitySearch Information Services; and

           (vi)  the provisions of Sections 3.01-3.04, 6.01, 6.04(a), 8.01
                 (other than Licensee's obligations to assist Licensor), 9.01 and 9.02 shall cease to apply.


                            ARTICLE ELEVEN - GENERAL
                            ------------------------

11.01  FURTHER ASSURANCES
       ------------------

       Each party shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require (at the requesting party's expense) to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

11.02  PUBLIC ANNOUNCEMENTS
       --------------------

       Subject to applicable law or stock exchange regulation, no public announcement or press release concerning this Agreement shall be made by any party without the prior consent and joint approval of the other party. If a party wishes to issue a press release it shall provide a draft thereof to the other party at least three days prior to its intended release and shall consider the reasonable comments of the other party with respect to the press release. Any failure to provide comment within a period of thirty (30) days with respect to a draft press release shall be deemed to constitute consent to the release thereof.

11.03  DISPUTE RESOLUTION
       ------------------

       Any dispute, disagreement, controversy, question or claim arising out of or relating to this Agreement shall be settled in accordance with the provisions of Section 11.03 (Dispute Resolution) of the Partnership Agreement.

11.04  ENTIRE AGREEMENT
       ----------------

       This Agreement together with the Partnership Agreement, the Non-Competition Agreement and the Assignment Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

 11.05    FORCE MAJEURE
          -------------

          If the performance of this Agreement, or any obligation thereunder except the making of payments hereunder is prevented, restricted, or interfered with by reason of; fire, flood, earthquake, explosion or other casualty or accident or act of God; strikes or labour disputes; inability to procure or obtain delivery of parts, supplies, power, equipment or software from suppliers, war or other violence; any law, order, regulation, ordinance, demand or requirement of any governmental authority; or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all commercially reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder with dispatch whenever such causes are removed.

11.06  AMENDMENT AND WAIVER
       --------------------

       No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

11.O7  ASSIGNMENT
       ----------

       [*] This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties. Either party may also assign this Agreement with the prior written consent of the other party.

11.08  NOTICES
       -------

       Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by transmittal by electronic means of communication addressed to the recipient as follows:

    To Licensee:
          c/o Torstar Corporation
          1 Yonge Street
          Toronto, Ontario
          M5E 1P9

          Fax No.:   (416) 869-4183

          Attention:  General Counsel
          ----------

          with a copy to:

          Toronto Star Newspapers Limited
          1 Yonge Street
          Toronto, Ontario
          M5E 1E6

          Fax No.:  (416) 869-4762

          Attention:  Vice-President, Strategic Planning
          ----------

    To Licensor:


          790 East Colorado Boulevard
          Suite 200
          Pasadena, California 91101


-------------
[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          U.S.A.

          Fax No.: (818) 405-9929

          Attention:  Bradley Ramberg, Chief Financial Officer
          ---------

or to such other address, electronic communication number or individual as may be designated by notice given by any party to the other. Any communication shall be conclusively deemed to have been given on the day or actual delivery thereof if such day is a Business Day and the communication is delivered or transmitted during the normal business hours of the recipient and on the Business Day during which normal business hours next occur if given after such hours on any day.

 11.09  GOVERNING LAW
        -------------

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        IN WITNESS WHEREOF the parties have executed this Agreement.

                                   CITYSEARCH INCORPORATED


                                   Per: [SIGNATURE ILLEGIBLE]
                                       -------------------------------

                                   1217554 ONTARIO INC.


                                   Per: [SIGNATURE ILLEGIBLE]
                                       -------------------------------

                                  SCHEDULE A

                         CITYSEARCH TECHNOLOGY SYSTEMS

CITYSEARCH TECHNOLOGY SYSTEMS
-----------------------------

The CitySearch Technology Systems are composed of four systems:
       the CitySearch client
       CityServer
       the CitySearch Staging Server
       CityWorks

These systems form a CitySearch technology infrastructure which supports content management and on-line delivery mechanisms. Licensee will have access to hardware configuration documentation and initial setup support for all CitySearch Technology Systems. Licensee will be responsible for acquiring, configuring all third party hardware and software components required by the CitySearch Systems before the actual delivery and setup of the CitySearch Systems begins.

Licensee understands that the CitySearch Systems are not "shrink wrapped" and will require significant setup time and tailoring for Exclusive Territory. Customization Service activities are likely to include but not be limited to:

     . Canadian editorial content such as record categorization model and associated keywords/synonyms.

     .  Canadian interface " look and feel".

     . Acquisition and incorporation of telephone directory listings data for the Exclusive Territory.

     . Acquisition and incorporation of mapping data and associated rendering, server and geocoding software related to the Exclusive Territory.

The actual components and configuration of the CitySearch Systems will change over time in response to market conditions, externally available hardware and software, and internally generated improvements. The CitySearch Systems delivered to Licensee initially will be based upon those used in the San Francisco deployment.

The following is a summary of the CitySearch Technology Systems components to be delivered to Licensee:

CitySearch Client
-----------------

CitySearch Interface: This is the interface the user sees and includes icons,
--------------------
buttons, the CitySearch map and other graphic design elements. This is the interface through which the user initiates tasks to be performed by the CityServer.

The CitySearch Client application is capable of initiating keyword, spatial and temporal search on the CitySearch database resident on the CityServer. This proprietary search interface is included as part of the CitySearch interface.

CityServer
----------

Proprietary Server Components: CityServer consists of a collection of custom
-----------------------------
server software modules which provide the core functionality for the on-line delivery of the CitySearch application. The proprietary components manage communications between the CitySearch client application, the Informix/Illustra database and the CitySearch Staging server.

Customized front end to the Informix/Illustra database: CitySearch has chosen to use Informix/Illustra, an object relational database which provides features including text, web, 2D and geo-spacial DataBlades (an Illustra technical term) as well as proprietary temporal search components developed by CitySearch.

Subject to the provisions of Article 10, any Licensor Improvements to the proprietary software developed by CitySearch designed to be used with Informix/Illustra will be delivered to Licensee. The Informix/Illustra database licenses must be sublicensed from Licensor in consideration of the payment by Licensee to Licensor of the license fee payable to third parties plus expenses of Licensor in entering into the sublicense agreement.

CitySearch Staging Server.
-------------------------

Proprietary Server Software: The CitySearch Staging Server is a collection of
---------------------------
proprietary software modules which provide server support for the development and maintenance of the CitySearch service for one or more markets. The CitySearch Staging Server manages communications between the CityServer, the Informix/Illustra database and components of the City works system.

Customization of the Informix/Illustra database:  CitySearch has chosen to build
-----------------------------------------------
the CitySearch Staging Server around Informix/Illustra, an object relational database. The Informix/Illustra database licenses must he acquired pursuant to a sublicense from Licensor in consideration of the payment by Licensee to Licensor of the license fee payable to third parties plus expenses of Licensor in entering into the sublicense agreement.

Subject to the provisions of Article 12 of the Agreement, any Licensor's Improvements to the proprietary software developed by CitySearch designed to be used with Informix/Illustra will be delivered to Licensee.

City works:
-----------

Content Creation and Maintenance: The City works system includes tools and
--------------------------------
support software needed to create and maintain the content of the CitySearch system. Most of the tools run under Windows 95 or Windows NT on PC platforms. The proprietary tools InfoWorks and SiteWorks operate in conjunction with third party software (Photoshop and Word, for example). The PC platforms, TCP/IP networking components, operating systems, and required third party software need to be obtained and configured by Licensee before City works can be put in place.

     Other tools such as EditWorks are used in conjunction with a local database in order to generate and maintain editorial content. The local database requires the Windows NT Server operating system and SQL Server.

                                  SCHEDULE B

                          CITYSEARCH BUSINESS SYSTEMS


CITYSEARCH BUSINESS SYSTEMS
---------------------------

CitySearch has developed a scalable business model to enable rapid adoption of the service. Licensee will have full access to the CitySearch consumer and vendor roll-out plan aimed at building a durable franchise. Specifically, the business systems made available to Licensee will include the following components (much of which is embedded in staff member's experience base).

Community selection approach: CitySearch has developed a statistically weighted
----------------------------
model of the US which "weights" nearly one hundred cities (through CitySearch developed value criterion) as to their potential for the CitySearch service The methodology and weighting used in this model will, in most cases also apply in the Exclusive Territory.

Market segmentation/prioritization approach: This approach helps determine which
-------------------------------------------
suburbs and shopping areas to cover within a target market, and in what order.

Categorization of community information: This involves market prioritization for
---------------------------------------
certain high leverage categories such as entertainment, education, government, health/human services, sports/recreation, arts and culture. The CitySearch philosophy involves providing comprehensive coverage of both community and business information in a dense local area, and attempts to insures that the information is meaningful and easy to use for the end user.

City organization approach: CitySearch will provide its approach to how to work
--------------------------
with various organizations within a community. CitySearch will advise as to how Licensee first establishes sponsorships from the important merchant associations and government groups.

Statistics/surveys and accompanying methodology: Statistical data has been
-----------------------------------------------
accumulated and continues to be accumulated on existing CitySearch markets. In addition, CitySearch has conducted numerous focus groups and consumer surveys around information content, user interfaces, search functionality, and other essential subjects. This documentation will be provided to Licensee.

Sales force training, techniques and approaches: CitySearch has organized a
-----------------------------------------------
fluid sales team structure to maximize speed of entry and capture. This commissioned, flexible sales force is supported by a custom designed training program and a demo-assisted sales process. CitySearch will provide education as to its methods of operating the sales force training through secondments of the Exclusive Territory staff to the US, supplemented by appropriate telephone/e-mail interaction.

                                  SCHEDULE C

                             DESIGNATED LOCATIONS

           1 Yonge Street, Toronto, Ontario

                                  SCHEDULE D

                             LICENSED TRADE-MARKS


The Licensed Trade-Marks are as follows:

The following CitySearch Logo:

                                        [LOGO APPEARS HERE]


In the event Licensor becomes the owner of or acquires license rights to use the trade-marks "CitySearch" in Canada, the said trade-mark, upon notice from Licensor to Licensee shall be deemed to be included in this Schedule D.

                                  SCHEDULE E

                            COST PLUS FEE SCHEDULE



Calculation Methodology:
-----------------------

                                     Source
                                     ------

     Employee Salary          actual, at time of billing
     Overhead                 actual, at time of billing (based on generally
                              applied CitySearch formulae)
     Benefits                 30% of salary
     Equipment Costs          actual, at time of billing (based on generally
                              applied CitySearch formulae)
Total Costs                   sum of above

     Administrative Fee       2.5% of Total Costs
                              -------------------
Total cost + fee              Total Costs + Administrative fee


EXAMPLES OF CALCULATION AT 11/30/96, FOR ILLUSTRATIVE PURPOSES ONLY

===================================================================================================================================
EXAMPLE - FOR ILLUSTRATIVE PURPOSES ONLY FOR WORK PERFORMED IN THE USA *
----------------------------------------------------------------------------------------------------------------------------------
TECHNICAL                                         RANGE PER YEAR                                         RANGE PER hour ***
----------------------------------------------------------------------------------------------------------------------------------
ITEM                                                 LOW/BASE          HIGH                                Low/Base         High
----------------------------------------------------------------------------------------------------------------------------------
Employee Salary **
----------------------------------------------------------------------------------------------------------------------------------
                      Technical                      $ 96,000     $ 144,000                                    $ 46         $ 69
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Overhead                                                22266         22266                                      11           11
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Benefits                                 30%            28800         43200                                      14           21
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Equipment                                               25938         25938                                      12           12
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total Cost                                           $173,004     $ 235,404                                    $ 83         $113
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Administrative Fee                       30%            51901         70621                                      25           34
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total Cost + Fee                                     $224,906     $ 306,026                                    $108         $147
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================

EXAMPLE - FOR ILLUSTRATIVE PURPOSES ONLY
-----------------------------------------------------------------------------------------------------------------------------------
Design                                            Range per year                                         Range per hour
-----------------------------------------------------------------------------------------------------------------------------------
Item                                                LOW/BASE              HIGH                              LOW/BASE          High
-----------------------------------------------------------------------------------------------------------------------------------
Employee Salary * *
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       Design             $ 54,000        $ 90,000                      $  26      $ 43
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Overhead                                                     22266           22266                         11        11
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Benefits                                         30%         16200           21000                          8        13
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Equipment                                                    12872           12872                          6         6
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total Cost                                                $105,338        $152,138                      $  51      $ 73
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee                               30%         31601           45641                         14        22
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total Cost + Fee                                          $136,939        $197,779                      $  66      $ 95
-----------------------------------------------------------------------------------------------------------------------------------

*   All amounts in U S dollars.
**  Salaries may vary from time to time.
*** The range/per hour may vary from time to time based upon changes in salaries paid to employees.

                                  SCHEDULE F

                             ASSIGNMENT AGREEMENT

               LICENSE AND SERVICES AGREEMENT AMENDING AGREEMENT
               -------------------------------------------------


                 THIS AGREEMENT made as of December 31, 1997;

BETWEEN :

         CITYSEARCH, INC., a corporation incorporated under the laws of Delaware (hereinafter referred to as the "Licensor")

                                                              OF THE FIRST PART,

                                    -and-


         CITYSEARCH CANADA INC., a corporation incorporated under the laws of Ontario (hereinafter referred to as the "Licensee")

                                                             OF THE SECOND PART.

     WHEREAS the Licensor and the Licensee entered into a license and services agreement made as of February 17, 1997 (the "License Agreement ") with respect to the use by Licensee of the CitySearch Systems in the Exclusive Territory for the purpose of establishing and operating the Toronto Star CitySearch Information Service;

     AND WHEREAS the Licensor and Licensee desire to amend the terms of the License Agreement;

     NOW THEREFORE this agreement witnesses that, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1. The License Agreement is amended by deleting in its entirety the fourth recital on page 1.

2.   The License Agreement is amended by deleting in its entirety Section 4.01,

3.   The License Agreement is amended by adding the following as a new section
     4.08;

     "4.08 Annual Royalty Fee
           ------------------
     Licensee shall pay to Licensor an annual royalty fee in an amount and on terms to be agreed upon by Licensee and Licensor by January 31, 1998."

4.   The License Agreement is amended by deleting the second sentence of section
     11.07 and substituting the following therefor:

     "Licensee may grant a sublicense of its rights hereunder to the Partnership, either with or without the royalty obligation provided for in
     Section 4.08."

5. This agreement amends the License Agreement. This agreement and the License Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the License Agreement as of the date of this agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the License Agreement.

6. This agreement and the amendments to the License Agreement contained herein shall be effective as of and from the date of this agreement. The License Agreement, as amended by this agreement, is hereby confirmed by Licensor and Licensee.

7. This agreement shall enure to the benefit of and be binding upon each of the Licensor and Licensee and their respective successors and permitted assigns.

8. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

9. This agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first referred to above.


                                              CITYSEARCH, INC.

                                              Per: [SIGNATURE ILLEGIBLE]
                                                   -----------------------------

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